Exhibit 10.1

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Note and Warrant Purchase Agreement, dated as of April 27, 2024 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among NuZee, Inc., a Nevada corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (as updated from time to time) (each an “Investor” and collectively, the “Investors”).

RECITALS

A.	On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto and warrants to purchase Common Stock of the Company.

B.	Capitalized terms not otherwise defined herein shall have the meaning set forth in Appendix 1 attached hereto.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes and Warrants.

(a) Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a Note in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase the Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall be $320,000. The Notes shall bear interest at a rate of 7% per annum and have a term of one year after the issuance of the Note on April 30, 2024 (the “Issuance Date”), with the initial conversion available immediately after the Issuance Date. The conversion price of the Note shall equal $1.447 per share subject to adjustments in accordance with the terms of the Note. The Notes shall be in the form in Exhibit A attached hereto.

(b) Issuance of Warrants. Subject to all of the terms and conditions hereof, the Company has authorized the issuance of Warrants to purchase up to that number of securities into which the Notes may be converted as set forth in more detail in this Agreement and in the Warrants dated on or around the date of this Agreement. The Company agrees to issue to each Investor the Warrant(s) exercisable for a number of Common Stock equal to 100% of the aggregate number of Common Stock that can be converted from the Notes sold under this Agreement (the “Warrant Coverage Amount”). The Warrants shall be in the form set forth in Exhibit B attached hereto.

(c) Delivery. The sale and purchase of the Notes and Warrants shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each Investor the Note and Warrants to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The Company shall register each Note and Warrant in such Investor’s name in the Company’s records. All of the transactions set forth herein to be taken at the Closing, including the delivery of documents, shall be deemed to take place simultaneously at the Closing.

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(d) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

(a) Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Capitalization, Voting Rights and Other Rights.

(i) Authorized Stock. As of April 27, 2024, the authorized capital stock of the Company consisted of: 200,000,000 shares of Common Stock, of which 1,285,709 shares are issued and outstanding. The rights and privileges of the Common Stock are as stated in the Articles of Incorporation of the Company, as amended (the “Articles”).

(ii) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom. The Company has no other equity securities, preferred stock, options, warrants, and other debt securities outstanding on the date hereof and the Closing Date, other than that set out in Schedule II hereto.

(iii) Other than the Notes and Warrants, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

(c) Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

(d) Authorization.

(i) Corporate Consent. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and Warrants has been taken or will be taken prior to the Closing, and this Agreement, the Notes and Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) any filing pursuant to Regulation D promulgated by the SEC under the Act, and/or the filing pursuant to Section 25102(f) or 25102.1 of the California Corporate Securities Law of 1968, as amended, and the rules thereunder; (ii) the filings required by applicable state “blue sky” securities laws, rules and regulations; (iii) the filing and expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; or (iv) such other post-closing filings as may be required.

(f) Offering

(i) Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(ii) The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the sale of the Notes and Warrants; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes and Warrants (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(iii) No representation or warranty of the Company contained in this Agreement, and no certificate furnished or to be furnished to Investors at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(g) Compliance with Other Instruments. The Company and each Subsidiary is not in violation, default, conflict or breach of any provision of its Articles or Bylaws or charter of the Company and each Subsidiary, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any law, federal or state statute, rule or regulation applicable to the Company and each Subsidiary (including, without limitation, those related to privacy, personally identifiable information, export control or digital tokens, coins, cryptocurrency or other blockchain-based assets). The execution, delivery and performance of this Agreement, the Notes and Warrants, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, default, conflict or breach, nor will such consummation constitute, with or without the passage of time and giving of notice, an event that results in (a) the creation of any lien, charge or encumbrance upon any assets of the Company and each Subsidiary or (b) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company and each Subsidiary, its business or operations or any of its assets or properties. The Company and each Subsidiary has obtained valid waivers of any rights by other parties to purchase any of the Notes and Warrants covered by this Agreement or shares of Common Stock issuable upon exchange or conversion thereof.

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(h) Title to Property and Assets. The Company and each Subsidiary owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s and each Subsidiary’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company and each Subsidiary is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company and each Subsidiary does not own any real property.

(i) Financial Statements. The Company has filed with the SEC its audited financial statements for the fiscal years ended September 30, 2023 and September 30, 2022, reported on by MaloneBailey, LLP, independent public accountants (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements and except for the Notes and Warrants, the Company has no material liabilities or obligations, contingent or otherwise as at the date hereof. Except as disclosed in the Financial Statements, the Company and each Subsidiary is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and each Subsidiary maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(j) Tax Returns, Payments and Elections. The Company and each Subsidiary has filed all Tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects.

(k) Investment Company Status. None of Company is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(l) No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

(m) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims, or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent, or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Company’s SEC filings, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since September 30, 2023 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company, as of the acquisition of a Note, as follows:

(a) Authorization. Such Investor has all requisite power and authority to enter into the Transaction Documents, to purchase the Notes and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of such Investor is required in connection with the consummation of the transactions contemplated by the Transaction Documents.

(b) Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon, among other things, such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes, the New Notes issuable upon exchange of such securities or any shares of Common Stock issuable upon conversion of the Notes (collectively, the “Securities”), in each case, will be acquired for investment for such Investor’s own account, not as a nominee or agent, and, in the case of the Notes or the New Notes, not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing, the Notes or the New Notes. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c) Reliance Upon the Investor’s Representations. Such Investor acknowledges that the Notes are not, and any shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Company’s reliance on such exemption is based, in part, on such Investor’s representations set forth herein.

(d) Receipt of Information. Such Investor acknowledges that there has been provided or made available to it all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

(e) Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities and is able, without impairing such Investor’s financial condition, to hold the Securities to be purchased by such Investor for an indefinite period of time and to suffer a complete loss of such Investor’s investment. Such Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

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(f) Understanding of Risk. Such Investor is fully aware of (i) the highly speculative nature of the Securities, (ii) the financial hazards involved, (iii) the lack of liquidity of the Securities and the restrictions on the transferability of the Securities (e.g. that such Investor may not be able to sell or dispose of the Securities), (iv) the qualifications and backgrounds of the management of the Company and (v) the tax consequences of acquiring the Securities.

(g) Reserved.

(h) No Control or Access.

(i) Such Investor is not a foreign entity, as defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); and

(ii) Such Investor is not controlled by a foreign person, as defined in the DPA; and

(iii) Such Investor does not permit any foreign person affiliated with such Investor, whether affiliated as a limited partner or otherwise, to obtain through such Investor any of the following with respect to the Company: (A) control (as defined in 31 C.F.R. § 800.204) of the Company, including the power to determine, direct or decide any important matters for the Company; (B) access to any material nonpublic technical information (as defined in 31 C.F.R. § 801.208) in the possession of the Company (which shall not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture Company products, including processes, techniques, or methods; (C) membership or observer rights on the Company’s Board of Directors or the right to nominate an individual to a position on the Company’s Board of Directors; or (D) any involvement (other than through voting of shares) in substantive decision-making of the Company regarding the use, development, acquisition, or release of any of the Company’s critical technologies (as defined in 31 C.F.R. § 801.204)

(i) No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities or other securities of the Company.

(j) Restricted Securities. Such Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. Investor acknowledges that the Company has no obligation to make or keep “current public information” (as defined in Rule 144 under the Securities Act).

(k) Legends. To the extent applicable, each certificate or other document evidencing any of the Notes shall be endorsed with the legend set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the Notes without complying with the restrictions on transfer described in the legends endorsed on any such Note (except that the Company shall not require an opinion of counsel in connection with a transfer to an affiliated entity or pursuant to Rule 144):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES OR NEW NOTES ISSUABLE UPON EXCHANGE OF THE SECURITIES, IN EACH CASE, HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

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(l) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and is not relying on any statements or representations of the Company or any of its agents, written or oral, as tax advice.

(m) Exculpation. Such Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

(n) No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company. Such Investor covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of the Securities Act.

(o) No Restricted Entities. Such Investor represents that neither it, nor any of its officers, directors or beneficial owners, is an individual or entity with whom the transactions described herein would be prohibited by a governmental authority, as identified on the United States Government Consolidated Screening List, or any other applicable governmental list or regulation that would prohibit or restrict the transactions described herein, including any prohibitions or restrictions based on the nationality of an entity or individual.

(p) No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement and other than Inova Capital LLC, neither such Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4. Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor with respect to itself:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the date hereof and on the Closing Date.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

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(d) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by such Investor, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investor or the Company are subject.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(f) Transaction Documents and other Deliverables. The Company shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement, duly executed by the Company, including Schedule II hereto.

(ii) Each Note and Warrant issued hereunder in accordance with the terms of this Agreement and registered in the names of the Investors.

(iii) The Company shall have provided the Investors with the Company’s wire instructions for all amounts payable.

(iv) The Registration Rights Agreement duly executed by the Company.

(v) An officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Investors’ counsel.

(vi) The filing of a Listing of Additional Shares Notification Form with The Nasdaq Stock Market LLC with respect to each issuance of securities pursuant to this Agreement.

(vii) Such other opinions, certificates, statements, including, without limitation, a closing statement, and agreements as the Investors’ counsel may reasonably require.

(g) Approvals. The Company shall have obtained any necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties.

(h) Waivers. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights (if any) with respect to the issuance of Notes and Warrants.

(i) Listing Status and Course of Business. The Company shall have remained in the ordinary course of business and not have received any delisting notification from Nasdaq.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and Warrants at the Closing to each respective Investor is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

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(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price. Such Investor shall have delivered to the Company the Purchase Price in respect of the Notes being purchased by such Investor referenced in Section 1(a) hereof.

6. Affirmative Covenants. Until the principal of and interest on each Note and all fees payable hereunder have been paid in full, and until the expiry of the term of each Note and Warrant, the Company covenants and agrees with the Investors, and shall procure each of its Subsidiary, that:

(a) Notices of Material Events. Company will furnish to the Investors prompt written notice of the following:

(i) the occurrence of any Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Company or any Subsidiary of Company thereof that would reasonably be expected to result in a Material Adverse Effect; and

(iii) any other development that becomes known to any officer of Company or any of its Subsidiaries that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b) Existence; Conduct of Business. Company and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution and (ii) none of Company and each Subsidiary shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(c) Payment of Taxes. Company and each Subsidiary will pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of Company and each Subsidiary not otherwise permitted, in both cases except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) to the extent required by GAAP, Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(d) Compliance with Laws and Agreements. Company and each Subsidiary will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Company and each Subsidiary will maintain in effect and enforce policies and procedures designed to promote compliance by Company, its Subsidiaries and its and their respective directors, officers, and employees of the foregoing with Anti-Corruption Laws and applicable Sanctions.

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(e) Use of Proceeds. The proceeds of the issuance of the Notes and Warrants will be used for working capital and general corporate purposes of Company. No part of the proceeds of the sale of any Note and Warrant will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Company will not use the proceeds of any sale of Notes and Warrants, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(f) Resignation and Appointment of Directors. Immediately upon the receipt of the Purchase Price, the Company shall cause one of its directors to resign from the Board of Directors and the remaining Directors shall elect to the Board of Directors a new member, who shall be such person jointly designated by the Investors.

7. Subsequent Equity Sales and Issuances.

(a) From the date hereof until the expiry of the term of the Notes and Warrants or until such time as the Investors do not hold any of the Notes or Warrants, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof), including but not limited to stock options, stock awards, employment equity incentives, convertible securities, or the issuance of any securities in connection with any acquisition or other transaction, without the prior written consent from each of the Investors. Each Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b) From the date hereof until the expiry of the term of the Notes and Warrants or until such time as the Investors do not hold any of the Notes or Warrants, neither the Company nor its Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement, or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the Investors (which consent may be withheld, delayed, or conditioned in the sole discretion of such Investors).

(c) Neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Notes’ conversion price to the extent the holders of Notes would not be permitted, pursuant to the terms of the Notes, to convert their respective outstanding Notes and exercise the Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Each Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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8. Participation in Future Financing.

(a) From the date hereof until the expiry of the term of the Notes and Warrants or until such time as the Investors do not hold any of the Notes or Warrants, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents, or any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any stock or other security (other than options) that is, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock, any debt, any preferred stock or any purchase rights (a “Subsequent Financing”)), the Investors shall in proportion with the principal amount of Notes they hold have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions, and price provided for in the Subsequent Financing.

(b) At least twenty (20) trading days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Investor, and only upon a request by an Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) If the Investor desires to participate in such Subsequent Financing, the Investor must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) trading day after it has received the Pre-Notice, providing that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such fifth (5th) Trading Day, the Investor shall be deemed to have notified the Company that it does not elect to participate.

(d) Notwithstanding anything to the contrary in this Section 8 and unless otherwise agreed to by the Investors, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investors will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Investors shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

9. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement, the Notes and Warrants may be amended, waived or modified only upon the written consent of the Company and the Required Investors; provided, however, that no such amendment, waiver or consent shall without the affected Investor’s written consent: (i) reduce the principal amount of or change the Maturity Date of any Note or Warrant, (ii) reduce the rate of or change the stated time for payment of interest of any Note, (iii) make any change that adversely affects the conversion rights of any Note or Warrant, (iv) reduce the Floor Price of any Note or Warrant or amend or modify in any manner adverse to the rights of the affected Investor the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise, (v) make any Note or Warrant payable in a currency other than that stated in such Note or Warrant, (vi) change the ranking of any Note or Warrant in any manner adverse to the rights of the affected Investor, (vii) modify in a manner adverse to the rights of any Investor the provisions related to the redemption of any Note or Warrant, (viii) impair the right of any Investor to receive payment on, or with respect to, or delivery or payment due upon the conversion of, any Note or Warrant or impair the right to initiate suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Note or Warrant, (ix) modify any Transaction Document in a manner that disproportionately adversely affects any Investor; provided, that treating all Investors in the same manner shall be deemed not to disproportionately adversely affect any Investor; or (x) waive compliance with or modify this Section 9(a) in a manner adverse to any Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

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(b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Investor(s) from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Investor(s), to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Investor(s). THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONVERTIBLE NOTE AND WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 9(g) and the Notes and Warrants, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. In connection with any assignment or transfer of the Notes and Warrants by an Investor in accordance with the terms of the Notes and Warrants, the Company shall update Schedule I to reflect such assignment or transfer.

(e) Reserved.

(f) Tax Matters. For all U.S. federal and relevant state or local tax purposes, except as otherwise required by a tax authority or change in applicable law, the parties hereto shall treat the Notes as convertible debt and not contingent payment debt instruments, treat the accrual of interest as not constituting “contingent interest” within the meaning of Sections 871(h) and 881(c) of the Code, and file all relevant tax returns consistently with the foregoing.

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(g) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Required Investors.

(h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address set forth in the Register (as defined in the Notes), or (ii) if to the Company, at the address set forth on the Company’s signature page hereto, or at such other address as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(j) Confidentiality. Notwithstanding anything in this Agreement to the contrary, no Investor shall have access to any trade secrets of the Company. Further, each Investor acknowledges and agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (i) the existence of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) any business, technical, financial or other information or materials (whether written, oral or in any other form) provided to or learned by such Investor (whether by the Company or its advisors or other representatives) in connection with or pursuant to the preceding clause (i), together with all analyses, compilations, interpretations, notes, studies or other documents prepared by such Investor or its Permitted Disclosees (as defined below) which contain or otherwise reflect such information or materials or such Investor’s review of, or interest in, the Company or any of the foregoing (collectively, the “Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 9(k) by such Investor) or (b) is required to be disclosed by law or a governmental authority; provided, however, that an Investor may disclose Confidential Information to officers, directors, members, Affiliates or limited partners or their respective general partners, employees and legal, tax and accounting advisors of such Investor who have a need to know such information for the purpose of monitoring and evaluating such Investor’s investment in the Company (and/or advising such Investor in connection with such purpose) and who have expressly agreed to treat such Confidential Information confidentially in accordance with this Agreement (collectively, the “Permitted Disclosees”). For the avoidance of doubt, such Investor shall not be permitted to disclose, divulge or use any Confidential Information to any Person (1) in connection with or to solicit any interest in any proposed sale, assignment, encumbrance, pledge, gift or other transfer or disposition of any kind of any of its Notes or any of such Investor’s rights held thereunder or (2) if such Person, in the reasonable good faith determination of the Board of Directors, carries on any business that is substantially similar to the Company’s business. Even where any disclosure, divulgence or use of any Confidential Information is permitted pursuant hereto, each Investor agrees that it will not export or re-export any Confidential Information except in compliance with all United States and other export control laws and regulations. Each Investor further agrees to protect and maintain, and to cause each Permitted Disclosee to protect and maintain, the confidentiality and security of, and to exercise the highest standard of care as it exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information, which shall be no less than reasonable care, with respect to, the Confidential Information. Each Investor shall be liable for any disclosure or unauthorized use by the Permitted Disclosees or other representatives of such Investor in contravention of this Section 9(k), and shall take reasonably appropriate steps to safeguard the Confidential Information from disclosure, misuse, espionage, loss and theft. Each Investor further agrees to notify the Company in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Confidential Information, which may come to its attention. In the event that an Investor or any of its Permitted Disclosees receives a request or is required by a governmental authority to disclose all or any Confidential Information, such Investor or its Permitted Disclosees, as the case may be, agree to (A) immediately notify the Company of the existence, terms and circumstances surrounding such request, (B) consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (C) assist the Company in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, such Investor or its Permitted Disclosees, as the case may be, may disclose to any governmental authority only that portion of the Confidential Information which such Investor is advised by counsel is legally required to be disclosed, and such Investor shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. Nothing in this Section 9(k) shall in any way limit or otherwise modify any confidentiality covenants entered into by any Investor pursuant to any other agreement entered into with the Company. Notwithstanding anything to the contrary herein, the Company acknowledges and agrees that each Investor may disclose such information in respect of the Company and the Investor’s interest therein as is required under applicable securities laws, rules or regulations or rules of a national securities exchange. The Company consents in advance to such disclosure and any such disclosure shall not constitute a breach of this Section 9.

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(k) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes and Warrants to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(m) Payments for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, pay or cause to be paid, and no Investor shall, directly or indirectly, receive, any consideration (including via exchange offer), whether by way of interest, fee or otherwise, as an inducement to any consent, waiver, exchange or amendment of any of the terms or provisions of this Agreement or the Notes and Warrants or any of the documents related thereto unless such consideration is offered and paid to all Investors pro rata and the payment of such consideration is approved by the Required Investors.

(n) Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(Signature Page Follows)

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The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

NuZee, Inc.,
a Nevada corporation

By:
Name:	Masateru Higashida
Title:	Chief Executive Officer
Address:	2865 Scott Street, Suite 107
Vista, California 92081

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The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

By:

Name:
Title:
Email:
Address:

INVESTOR:

By:
Name:
Title:
Email:
Address:

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EXHIBIT A

Form of Note

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EXHIBIT B

Form of Warrant

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SCHEDULE I

SCHEDULE OF INVESTORS

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SCHEDULE II

Disclosure Schedule

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APPENDIX 1

DEFINITIONS

As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Anti-Corruption Laws” means all applicable laws, rules and regulations concerning or relating to bribery, corruption or money laundering.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the board of directors or comparable governing body of the Company or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Transaction Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Transaction Documents.

“Cash Equivalents” means

(1) United States dollars, or money in other currencies received in the ordinary course of business,

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

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(4) repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition,

(6) securities with maturities of one year or less from the date of acquisition which (or the issuer of which) are rated at least A or A-1 by S&P or A2 or P-1 by Moody’s; and

(7) money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (6) above.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“dollars” or “$” refers to lawful money of the United States of America.

“Event of Default” has the meaning set forth in the Notes.

“Financial Officer” means the chief financial officer, treasurer, chief accounting officer, head of finance, vice president of finance or corporate controller of the Company or Company, as the case may be.

“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

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“Lien” means, with respect to any asset, including any intellectual property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) any assignment, license, or other transfer of intellectual property and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, financial condition or results of operations of Company and its Subsidiaries taken as a whole or (b) the rights and remedies of the Investors under this Agreement or the Transaction Documents.

“Maturity Date” means the maturity date of the Notes, being the date that is one year after the Issuance Date.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Notes” means the convertible promissory notes issued under this Agreement in the form in Exhibit A attached hereto.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Registration Rights Agreement” means the registration rights agreement dated on or about the date of this Agreement to be entered into between the Company and the Investors.

“Required Investors” means the Investors holding all of the aggregate outstanding principal amount of the then-outstanding Notes.

“Responsible Officer” means any of the President, Chief Executive Officer, Vice President or Financial Officer of the Company, or any person designated by the Company in writing from time to time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions (at the time of this Agreement, Russia, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

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“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

“Subsidiary” means any subsidiary or consolidated affiliated entity (if any) of the Company.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (including by value) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned (directly or indirectly), controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.

“Taxes” mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes, and the Warrants and the Registration Rights Agreement.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

“Warrants” mean the warrants issued under this Agreement in the form in Exhibit B attached hereto.

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